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                                 USABancShares

                                 MEDIA ADVISORY


FOR IMMEDIATE RELEASE                                         FOR INFORMATION
                                                              CONTACT

July 23, 1998                                                 Kenneth L. Tepper


                           BOARD OF DIRECTORS DECLARE
                               33% STOCK DIVIDEND

         - - The Board of Directors of USABancShares (NASDAQ-"USAB") today declared a 33% stock dividend, payable August 17, 1998 to shareholders of record as of August 3, 1998.

"After our 33% dividend of a year ago, we have continued to achieve meaningful growth in both assets and earnings, and we remain well position for continued progress," stated Kenneth L. Tepper, President & CEO of the Company. "Our Board of Directors is once again pleased to recognize shareholder support by virtue of this dividend", he concluded.

Through BankPhiladelphia, its FDIC insured community banking subsidiary, the Company continues to both originate and acquire loans which comprise the primary component of growth to date. In addition, BankPhiladelphia has opened two new branch banking locations over the last year, and expects to shortly announce a new location on Philadelphia's "Main Line".

USABancShares is a community bank holding company regulated by the Federal Reserve Board; its primary operating subsidiary, BankPhiladelphia, is an FDIC insured state chartered savings bank engaged in commercial, consumer & residential lending. The Company also owns USACapital, a stock brokerage firm specializing in equity trading and portfolio management.

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        One Lincoln Plaza * 1535 Locust Street * Philadelphia, PA 19102
                     * (215) 569-4200 * Fax (215) 569-4214


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